UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 13, 2005

STEN Corporation

(Exact name of Registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-18785                                                           41-1391803

(Commission File Number)                    (I.R.S. Employer Identification No.)

13828 Lincoln Street NE

Ham Lake, Minnesota 55304

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (763) 767-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 4-8 are not applicable and therefore omitted.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR

AN OBLIGATION UNDER AN OFF-BALANCE SHEET

ARRANGEMENT OF A REGISTRANT.

On May 9, 2005 and May 10, 2005, STEN Corporation (the “Company”) completed a mortgage financing relating to eight parcels of real estate used by its subsidiary, Burger Time Acquisition Corporation (“BTAC”), in BTAC’s operation of a chain of fast-food, drive-through restaurants under the Burger Time name.

To facilitate the mortgage financing, BTAC created a wholly-owned subsidiary, BTAC Properties, Inc., a Minnesota corporation (“BTAC Properties”) and then transferred to BTAC Properties eight parcels of real estate located as follows:

Minnesota Properties	North Dakota Properties

1620 1st Avenue	2651 Demers Avenue
Moorhead, Minnesota	Grand Forks, North Dakota

214 East Holms	1900 Main Avenue
Detroit Lakes, Minnesota	Fargo, North Dakota

229 Carson Avenue	1520 South Broadway
Elk River, Minnesota	Minot, North Dakota

410 West Division	1320 East Main Avenue
Waite Park, Minnesota	Bismark, North Dakota

On May 9, 2005, BTAC Properties received $995,000 relating to the North Dakota properties and on May 10, 2005, BTAC Properties received $1,060,000 relating to the Minnesota properties from Standard Insurance Company (the “Lender”).  In consideration of these loans, BTAC Properties issued two promissory notes (each, a “Note”) to the Lender, one in the amount of $995,000 and one in the amount of $1,060,000.  Kenneth W. Brimmer, the Company’s Chief Executive Officer and a director and Gary W. Copperud, a director of the Company, are also joint and several borrowers with BTAC Properties on the Notes.  Messrs. Brimmer and Copperud did not receive any compensation for joining as borrowers on the Notes.  The participation of Messrs. Brimmer and Copperud in the Notes transaction was approved by the Company’s Audit Committee.  To facilitate the payment by BTAC Properties of the obligations under the Notes, BTAC and BTAC Properties have entered into lease for each of the eight properties.  The rent amounts to be paid by BTAC to BTAC Properties under the leases have been assigned to the Lender for repayment of amounts owed under the Notes.

Amounts under the Notes accrue interest at a rate of 6.25% per annum and are payable in 180 equal monthly installments of an aggregate of $17,621 with the entire indebtedness evidenced by the Notes due June 1, 2020.  Monthly payments on the Notes begin July 1, 2005.  The Notes may be prepaid in full (but not in part) upon written notice to the Lender and payment of a prepayment fee equal to the greater of (a) 1% of the outstanding principal balance on the Notes at the time of prepayment or (b) the present value of the scheduled monthly payments under the note from the prepayment date to the maturity date plus the present value of the principal and interest due under the Notes on the maturity date minus the outstanding principal balance of the Notes as of the prepayment date.  Notwithstanding the foregoing, there is no prepayment fee for prepayment during the 90-day period prior to maturity of the Notes.  If there is an event of default (as defined in the Notes), the Lender has the right to increase the applicable interest rate to the lesser of 10.25% or the maximum rate allowed by law and the Lender may declare amounts under the Notes immediately due.  An event of default under the Notes includes (a) failure to make payments of principal or interest under the Notes when due; (b) failure to perform any other provision of the Notes or any instrument securing the Notes; (c) falsity in any material respect of the warranties of the mortgage of the real estate securing the Notes or in any representation or warranty of BTAC Properties in connection with the loan evidenced by the Notes.  If any payment under the Notes is not received by the Lender within 5 calendar days after it is due, the Lender may assess a late charge of five cents per dollar of each overdue payment or such lesser amount of late charge allowed by law.  Additionally, all amounts under the Notes will be immediately due and payable upon transfer or encumbrance of the property securing the Notes or transfer of ownership interest in BTAC Properties.

The obligations of the Notes are secured by a mortgage, assignment of rents, security agreement and fixture filing (the “Mortgage”) in favor of the Lender on each of the eight properties.  The terms of the Mortgage are customary for a transaction of this type and include representations and warranties by BTAC Properties relating to title, encumbrances, use of the loan proceeds, environmental matters, zoning and absence of breach as a result of the consummation of the loan transaction, among others.  The Mortgage also contains customary covenants, including those relating to compliance with the obligations of the Notes, use and maintenance of the property, compliance with laws (including environmental laws), insurance, taxes, assignment of rents, provisions requiring the Notes to be repaid upon the transfer or encumbrance of the property or transfer of ownership interest in BTAC Properties and the right of the Lender to declare amounts secured by the Mortgage to be immediately due and payable upon an event of default under the Mortgage or Notes and the right of the Lender to increase the applicable interest rate of the Notes as described above.

BTAC will use the proceeds of the mortgage financing for general working capital.

Item 3.03

MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On May 13, 2005, the Company extended the expiration date of its common stock purchase warrants (the “Warrants”) issued under that certain Warrant Agreement dated August 23, 2000 (the “Agreement”).  American Stock Transfer and Trust Company, the Company’s transfer agent, currently acts as the Warrant Agent under the Agreement.

The Warrants were set to expire at 5:00 p.m. Minneapolis time on September 29, 2005. The expiration time and date has been extended to 5:00 p.m. Minneapolis time on September 30, 2008. The exercise price of $4.00 per share of common stock issuable upon exercise, as well as other terms of the Warrants, remains unchanged. There are currently Warrants outstanding to purchase 370,445 shares of common stock.

A press release announcing the extension of the expiration date of the Warrants is attached hereto as Exhibit 99.1.

Item 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

1.1

Press Release issued May 13, 2005 by STEN Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEN CORPORATION

By:  /s/ Mark Buckrey

Mark Buckrey

Chief Financial Officer

Dated:   May 13, 2005